UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2010

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23253	58-2301135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7037 Old Madison Pike Huntsville, Alabama	35806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (256) 382-5900

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 29, 2010, ITC^DeltaCom, Inc. (the “Company”) consummated its offer to exchange its outstanding 10.5% Senior Secured Notes due 2016 which were sold on April 9, 2010 in transactions not requiring registration under the Securities Act of 1933, as amended (the “Securities Act”), for an equal aggregate principal amount of its newly issued 10.5% Senior Secured Notes due 2016 which have been registered under the Securities Act. All of the outstanding unregistered senior secured notes, representing an aggregate principal amount of $325 million, were exchanged. The Company received no cash proceeds from the issuance of the exchange notes in the exchange offer. The exchange offer expired on July 28, 2010.

The new senior secured notes have terms substantially identical to the terms of the original senior secured notes, except that the offering of the new senior secured notes was registered under the Securities Act, and the transfer restrictions, registration rights and related additional interest terms applicable to the original notes do not apply to the exchange notes.

The original notes surrendered in exchange for the new exchange notes were retired and cancelled and may not be reissued. Accordingly, the issuance of the exchange notes did not result in any increase in the Company’s outstanding indebtedness or in the obligations of the guarantors of the notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC^DELTACOM, INC.

Date: July 29, 2010	/s/ J. Thomas Mullis
J. Thomas Mullis
Senior Vice President-Legal and Regulatory
(Duly Authorized Officer)

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